Exhibit 10.14

Dated                      2009

THIRD SUPPLEMENTAL AGREEMENT

relating to a

FACILITIES AGREEMENT

for

€165,000,000

Term and Multicurrency Revolving Facilities

INVITEL Zrt.

Borrower

MAGYAR TELECOM B.V. and

CERTAIN OF ITS SUBSIDIARIES

Guarantors

BNP PARIBAS and CALYON

Co-ordinators

BNP PARIBAS, CALYON

and NORDEA BANK DANMARK A/S

Arrangers

Contents

Clause		Page

1	Interpretation	1

2	Accessions; Amendments to the Principal Facilities Agreement	2

3	Representations and Warranties	3

4	Euroweb Romania	3

5	Fees and Expenses	4

6	Miscellaneous	5

7	Governing Law	5

8	Enforcement	5

Schedule 1		7

Schedule 2 Conditions Precedent		10

Schedule 3 Euroweb Romania		16

Schedule 4 Swap Portfolio		17

Appendix		18

THIS THIRD SUPPLEMENTAL AGREEMENT is dated              2009 and made BETWEEN:

(1)	MAGYAR TELECOM B.V. as the Parent;

(2)	INVITEL Zrt. as the Borrower;

(3)	THE COMPANIES set out in part A of Schedule 1 as Guarantors;

(4)	BNP PARIBAS as existing Co-ordinator;

(5)	CALYON as acceding Co-ordinator;

(6)	BNP PARIBAS as existing Arranger;

(7)	CALYON and NORDEA BANK DANMARK A/S as acceding Arrangers;

(8)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in part B of Schedule 1 as Existing Lenders;

(9)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in part C of Schedule 1 as Acceding Lenders;

(10)	BNP PARIBAS and BNP PARIBAS, Hungary Branch as the Agents; and

(11)	BNP PARIBAS TRUST CORPORATION UK LIMITED as Security Trustee.

WHEREAS:

(A)	This Third Supplemental Agreement is supplemental to an agreement (the “Principal Facilities Agreement”) dated 6 August 2004 (as amended and restated pursuant to a supplemental agreement dated 27 April 2007 and a second supplemental agreement dated 3 March 2008 and as amended pursuant to an amendment letter dated 2 February 2009) and made between, amongst others, Magyar Telecom B.V. as the Parent, Invitel Zrt. as the Borrower, certain companies as Guarantors, BNP Paribas in various capacities, certain banks and financial institutions as Original Lenders and BNP Paribas Trust Corporation UK Limited as Security Trustee, whereby the Original Lenders agreed to make available to the Borrower loan facilities of €165,000,000 upon the terms and subject to the conditions therein contained.

(B)	The Parent and the Borrower have requested the Finance Parties, and the Finance Parties have agreed, to amend the Principal Facilities Agreement to the extent set out in this Third Supplemental Agreement.

NOW IT IS AGREED as follows:

1	Interpretation

1.1	Definitions in Principal Facilities Agreement

Unless the context otherwise requires and save as mentioned below, words and expressions defined in the Principal Facilities Agreement shall have the same meanings when used in this Third Supplemental Agreement. In this Third Supplemental Agreement the expression the “Third Supplemental Agreement” shall mean this Third Supplemental Agreement.

1.2	General definitions

In this Third Supplemental Agreement:

“Acceding Lenders” means those banks and financial institutions whose names and addresses are set out in part C of Schedule 1.

“Calyon” means Calyon Hungarian Branch Office.

“Existing Lenders” means those banks and financial institutions whose names and addresses are set out in part B of Schedule 1.

“Fee Letter” means any letter or letters dated on or about the date of this Third Supplemental Agreement between (a) the Facility Agent and the Borrower; (b) the Security Trustee and the Borrower; and (c) the Arrangers and the Borrower, setting out the fees referred to in clause 5.1 (Fees).

“Third Supplemental Effective Date” means the date on which the Facility Agent notifies the Borrower in writing that the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

1.3	Interpretation of Principal Facilities Agreement

References in the Principal Facilities Agreement to “this Agreement” shall, following the amendment and restatement of the Principal Facilities Agreement pursuant to clause 2 (Accessions; Amendments to the Principal Facilities Agreement) and unless the context otherwise requires, be references to the Principal Facilities Agreement as amended by this Third Supplemental Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Facilities Agreement, shall be construed accordingly.

1.4	Incorporation of certain references

Clauses 1.2 (Construction) and 1.3 (Third Party Rights) of the Principal Facilities Agreement shall be deemed to be incorporated in this Third Supplemental Agreement in full, mutatis mutandis.

1.5	Designation as Finance Document

The Parties agree that this Third Supplemental Agreement is and shall be designated as a Finance Document.

2	Accessions; Amendments to the Principal Facilities Agreement

2.1	With effect from the Third Supplemental Effective Date:

2.1.1	each Acceding Lender shall become a party to the Principal Facilities Agreement (as amended and restated pursuant to clause 2.3) as a Lender (to the extent that it has not so become already) and the rights and obligations under the Principal Facilities Agreement (as so amended and restated) shall be construed accordingly;

2.1.2	each of Calyon and Nordea Bank Danmark A/S shall become a party to the Principal Facilities Agreement (as amended and restated pursuant to clause 2.3) as an Arranger and the rights and obligations under the Principal Facilities Agreement (as so amended and restated) shall be construed accordingly; and

2.1.3	Calyon shall become a party to the Principal Facilities Agreement (as amended and restated pursuant to clause 2.3) as a Co-ordinator and the rights and obligations under the Principal Facilities Agreement (as so amended and restated) shall be construed accordingly.

2.2	For the avoidance of doubt, the Parties confirm that BNP Paribas became a party to the Principal Facilities Agreement as Co-ordinator with effect from the Effective Date under the Supplemental Agreement.

2.3	With effect from the Third Supplemental Effective Date, the Principal Facilities Agreement shall be amended and restated so as to read in accordance with the form of the amended and restated loan agreement set out in the Appendix and the Principal Facilities Agreement (as so amended and restated) will continue to be binding upon each of the parties thereto upon such terms as so amended and restated.

2.4	The amendment and restatement of the Principal Facilities Agreement in accordance with clause 2.3 shall be without prejudice to any waivers and consents granted by the Finance Parties prior to, and which are continuing as at, the date of this Third Supplemental Agreement.

2.5	By their execution of this Third Supplemental Agreement, the Parent, the Borrower and each of the other Guarantors agree that the Security Documents to which it is a party and its obligations thereunder and, in the case of each Guarantor, its obligations under clause 17 (Guarantee) of the Principal Facilities Agreement shall remain in full force and effect and the rights of the Finance Parties thereunder shall not be prejudicially affected notwithstanding the amendments made to the Principal Facilities Agreement pursuant to this Third Supplemental Agreement.

3	Representations and Warranties

3.1	Each Obligor makes the representations and warranties set out in clause 18.1 (Repeated representations and warranties) and clause 18.2 (Further representations and warranties) of the form of amended and restated loan agreement set out in the Appendix to the Finance Parties on the date of this Third Supplemental Agreement and on the Third Supplemental Effective Date as if made on such date with reference to the facts and circumstances existing at each such date.

4	Euroweb Romania

4.1	Notwithstanding the amendment and restatement of the Principal Facilities Agreement on the Third Supplemental Effective Date and the other provisions of this Third Supplemental Agreement, the Parties hereto agree that the rights and obligations of Euroweb Romania as between itself and the other Parties:

4.1.1	in the case of the Principal Facilities Agreement, shall remain as set out in the Principal Facilities Agreement prior to the amendment and restatement pursuant to clause 2 (Accessions; Amendments to the Principal Facilities Agreement) and shall not be amended or affected by the execution and performance of this Third Supplemental Agreement; and

4.1.2	in the case of the Euroweb Romania General Security Agreement (as amended by the Euroweb Romania General Security Amendment Agreement and the Second Euroweb Romania Share General Security Amendment Agreement), shall remain as they were prior to the amendment and restatement of the Principal Facilities Agreement pursuant to clause 2 (Accessions; Amendments to the Principal Facilities Agreement) and shall not be amended or affected by the execution and performance of this Third Supplemental Agreement.

4.2	For the avoidance of doubt, the provisions of clause 2 (Accessions; Amendments to the Principal Facilities Agreement) shall not operate as a release of Euroweb Romania from its obligations under the Principal Facilities Agreement or the Euroweb Romania General Security Agreement (as amended by the Euroweb Romania General Security Amendment Agreement and the Second Euroweb Romania General Security Amendment Agreement).

4.3	The Parent undertakes to deliver to the Facility Agent:

4.3.1	on or before the date falling 90 days after the date of this Agreement, all of the documents and other evidence listed in Schedule 3 in form and substance satisfactory to the Facility Agent; and

4.3.2	on or before the date falling 90 days after the date of this Agreement:

(a)	a new share certificate in respect of the shares held by the Borrower in the share capital of Euroweb Romania with the appropriate endorsements required by the Euroweb Romania Share Pledges and the share pledge over the shares held by the Borrower in Euroweb Romania referred to in Schedule 2 (the “New Share Pledge”);

(b)	the appropriate corporate resolution whereby the replacement of the existing share certificate held by the Borrower with the new share certificate has been duly approved; and

(c)	evidence that the New Share Pledge has been duly registered with the relevant registries as required under the New Share Pledge, including without limitation with the Romanian Electronic Archive of Movable Security and the shareholders registry of Euroweb Romania, each in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Parent and the Lenders promptly upon receipt of such documents and other evidence in form and substance satisfactory to it. The parties agree that this clause 4.3 shall be deemed to be included in the list of clauses in clause 23.1.2 (Breach of certain obligations) of the Principal Facility Agreement.

4.4	Each of the Parties hereto irrevocably authorises the Facility Agent to sign the agreement and the deed referred to in paragraphs 1 and 2 of Schedule 3 (Euroweb Romania) on its behalf.

4.5	From the Third Supplemental Effective Date until the date on which the Facility Agent notifies the Parent and the Lenders in accordance with clause 4.3, the Parties agree that Euroweb Romania shall not, in respect of any transactions entered into after the Third Supplemental Effective Date, be considered an Obligor (or, for the purposes of clause 4.5.5, a member of the Borrower Group) for the purposes of the following provisions of the Principal Facilities Agreement (as amended and restated pursuant to clause 2 (Accessions; Amendments to the Principal Facilities Agreement):

4.5.1	paragraph (e) of the definition of Permitted Borrowings;

4.5.2	paragraph (h) of the definition of Permitted Disposals;

4.5.3	paragraph (i) of the definition of Permitted Guarantees;

4.5.4	paragraph (a)(ii) and (a)(iii) of the definition of Permitted Intra Group Transactions; and

4.5.5	paragraph (d) of the definition of Permitted Intra Group Transactions.

5	Fees and Expenses

5.1	Fees

5.1.1	The Borrower shall pay to the Facility Agent a fee in the amount and at the times agreed in a Fee Letter.

5.1.2	The Borrower shall pay to the Security Trustee a fee in the amount and at the times agreed in a Fee Letter.

5.1.3	The Borrower shall pay to the Arrangers a fee in the amount and at the times agreed in a Fee Letter.

5.2	Expenses

The Borrower shall pay to the Facility Agent on demand all expenses (including legal fees) incurred by the Finance Parties in connection with the negotiation, preparation and execution of this Third Supplemental Agreement and any document referred to herein or in connection with the transactions contemplated by this Third Supplemental Agreement.

6	Miscellaneous

6.1	Continuation of Principal Facilities Agreement

Save as amended by this Third Supplemental Agreement, the provisions of the Principal Facilities Agreement shall continue in full force and effect and the Principal Facilities Agreement and this Third Supplemental Agreement shall be read and construed as one instrument.

6.2	Counterparts

This Third Supplemental Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

6.3	Partial invalidity

If, at any time, any provision of this Third Supplemental Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

6.4	Place of performance outside Austria

The Parties agree that the exclusive place of performance (Erfüllungsort) for all rights and obligations under this Agreement shall be at the registered office of the Security Trustee in England or any other place reasonably designated by the Security Trustee but in any case a place outside the Republic of Austria, which in particular, but without limitation, means that the payment of all amounts, if any, under this Agreement or any Finance Document must be made from and to, respectively, a bank account outside the Republic of Austria. It is expressly agreed between the parties hereto that any such performance within the Republic of Austria will not establish Austria as the place of performance and shall be deemed not effective with respect to any Party hereto. Further, the Parties hereto agree that the fulfilment of any contractual obligation under this Agreement within the Republic of Austria does not result in a discharge of debt.

7	Governing Law

This Third Supplemental Agreement and any non-contractual obligations connected with it shall be governed by English law.

8	Enforcement

8.1	Jurisdiction

8.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Third Supplemental Agreement (including a dispute regarding the existence, validity or termination of the Third Supplemental Agreement) (a “Dispute”).

8.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

8.1.3	This clause 8.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

8.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law:

8.2.1	the Parent, the Borrower and each Guarantor irrevocably appoint Law Debenture Services Limited of Fifth floor, 100 Wood Street, London, EC2V 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

8.2.2	agrees that failure by a process agent to notify the Parent, the Borrower or the relevant Guarantor of the process will not invalidate the proceedings concerned.

8.3	Inconvenient Forum

The Parent, the Borrower and each Guarantor waive any objection it may have now or hereafter to the laying of venue of any action or proceedings in any court or jurisdiction referred to in clause 8.1 (Jurisdiction) and any claim it may have now or hereafter that any action or proceedings brought in such courts or jurisdiction has been brought in an inconvenient forum.

IN WITNESS whereof the parties hereto have caused this Third Supplemental Agreement to be duly executed the day and year first above written.

Schedule 1

Part A

The Guarantors (as at the date of this Third Supplemental Agreement)

Guarantor name	Registered Addresses
Magyar Telecom B.V.
Invitel Zrt.	2040 Budaörs Puskás Tivadar u.8-10 Hungary

Invitel Technocom Távközlési Szolgáltató Korlátolt Felelösségü (formerly known as Pantel Technocom Távközlési Szolgáltató Korlátolt Felelösségü)	2040 Budaörs Puskás Tivadar u.8-10 Hungary

Invitel Telecom Kft.	2040 Budaörs Puskás Tivadar u.8-10 Hungary

Invitel International Hungary Kft.	2040 Budaörs Puskás Tivadar u.8-10 Hungary

Invitel International AG (formerly known as Memorex Telex Communications AG)

MTCTR Memorex Telekomünikasyon Sanayi ve Ticaret Limited Şirketi and, from the time of its accession in accordance with clause 4 (Euroweb Romania), Euroweb Romania (registered address: Euroweb Romania, 102 Lipscani Street, Nouveau Centre, Corp A, 3rd Floor, 3rd District, Bucharest, Romania).

Part B

The Existing Lenders

Name	Registered Addresses
BNP Paribas

BNP Paribas, Hungary Branch

Calyon

Dexia Crédit Local

MKB Bank Zrt.

Natixis

Unicredit Bank Hungary Zrt.

Part C

The Acceding Lenders

Name	Registered Addresses
Nordea Bank Danmark A/S

Nykredit Bank A/S

Schedule 2

Conditions Precedent

Unless the context otherwise requires and save as mentioned below, words and expressions defined in the amended and restated loan agreement set out in the Appendix shall have the same meaning when used in this Schedule 2 whether or not the Third Supplemental Effective Date has occurred.

In this Schedule, “Third Supplemental Finance Documents” means the Finance Documents entered into in accordance with the Third Supplemental Agreement (and, for the avoidance of doubt, includes the Third Supplemental Security Documents defined below).

A.	Companies

1.	Copies, certified as true, complete and up-to-date copies by an Authorised Officer of each Original Guarantor or (as the case may be) the Ultimate Parent of the constitutional documents of such Original Guarantor and the Ultimate Parent (including, without limitation, extract from the trade registry of each Original Guarantor incorporated in Hungary).

2.	A copy, certified as a true copy by an Authorised Officer of each Original Guarantor or (as the case may be) the Ultimate Parent, of resolutions of the relevant boards, committees and/or bodies of the shareholders of each Original Guarantor and the Ultimate Parent evidencing approval of the relevant Third Supplemental Finance Documents (to the extent it is a party).

3.	Specimen signatures, authenticated by an Authorised Officer of the relevant Original Guarantor or (as the case may be) the Ultimate Parent, of the persons authorised in the resolutions referred to in paragraph 2 above.

4.	A copy, certified as a true copy by an Authorised Officer of the relevant Original Guarantor or (as the case may be) the Ultimate Parent, of all consents, authorisations, licences and approvals required by each Original Guarantor and the Ultimate Parent in connection with the execution, delivery, validity, enforceability and admissibility in evidence of the Third Supplemental Finance Documents (to the extent it is a party) and the performance by each Original Guarantor and the Ultimate Parent of their respective obligations under the Third Supplemental Finance Documents (to the extent it is a party).

5.	A certificate of an authorised signatory of the Ultimate Parent and each relevant Original Guarantor:

(a)	certifying that each copy document relating to it delivered as a condition precedent is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Third Supplemental Agreement; and

(b)	confirming that the borrowing or guaranteeing or securing, as appropriate, the total commitments in respect of the Facilities would not cause any borrowing, guarantee, security or similar limit, binding on the Ultimate Parent or any Original Guarantor, to be exceeded.

6.	A copy, certified as a true copy by an Authorised Officer of the Borrower of a letter from the agent for service of process under the Finance Documents accepting their respective appointments and confirming they will act.

B.	Finance Documents

1.	This Third Supplemental Agreement duly executed by all the parties thereto.

2.	A supplemental deed to the Intercreditor Deed duly executed by all the parties thereto.

3.	The Fee Letters duly executed by all the parties thereto.

4.	The following documents duly executed by each party thereto:

Austria

(a)	A confirmation agreement in respect of each existing Austrian law governed Security Document entered into by the relevant Security Provider approving the amendments to the Principal Facilities Agreement effected by this Third Supplemental Agreement, being:

(i)	amendment agreements relating to the 1st ranking share pledge agreement over shares in Invitel International AG entered into by each shareholder;

(ii)	confirmation agreement relating to the 1st ranking account pledge agreement over bank accounts held by Invitel International AG; and

(iii)	confirmation agreement relating to the 1st ranking receivables pledge agreement by Invitel International AG;

Hungary

(b)	Amendment agreement to the security deposit deed securing the shares in the Borrower;

(c)	Amendment agreement to the quota pledge agreement over the shares in Invitel Telecom Kft.;

(d)	Amendment agreement to the quota pledge agreement over the shares in Invitel Technocom Kft.;

(e)	Amendment agreement to the quota pledge agreement over the shares in Invitel International Hungary Kft.;

(f)	Amendment agreements to the first and second ranking floating charges over all assets of the Borrower’s business;

(g)	Amendment agreement to the first ranking floating charge over all assets of Invitel Telecom Kft’s business;

(h)	Amendment agreement to the first ranking floating charge over all assets of Invitel Technocom Kft’s business;

(i)	Amendment agreement to the first ranking floating charge over all assets of Invitel International Hungary Kft.;

(j)	Third amendment agreement to the assignment agreement in respect of the Borrower’s intra-group loans;

(k)	Amendment agreement to the assignment agreement in respect of Invitel Telecom Kft’s intra-group loans;

(l)	Amendment agreement to the assignment agreement in respect of Invitel Technocom Kft’s intra-group loans;

(m)	Assignment of Invitel International Hungary Kft.’s intra-group loans;

(n)	Second amendment agreement to the accounts pledge securing the Borrower’s Hungarian accounts;

(o)	Amendment agreement to the accounts pledge securing the Parent’s Hungarian accounts;

(p)	Amendment agreement to the accounts pledge securing Invitel Telecom Kft’s Hungarian accounts;

(q)	Amendment Agreement to the existing accounts pledge securing Invitel Technocom Kft’s Hungarian accounts;

(r)	Amendment Agreement to the existing accounts pledge securing Invitel International Hungary Kft’s Hungarian accounts;

Turkey

(s)	Amendment agreement to the existing share pledge securing the shares of the Turkish Subsidiary;

(t)	Amendment agreement to the existing commercial enterprise pledge over all assets of the Turkish Subsidiary;

(u)	Amendment agreement to the existing accounts pledge securing the accounts of the Turkish Subsidiary; and

Romania

(v)	A share pledge granted by the Borrower over all of its shares in Euroweb Romania.

together the “Third Supplemental Security Documents”.

5.	If applicable, a copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Original Guarantor or the Ultimate Parent (as appropriate) in blank and other documents of title to be provided by the Security Documents.

6.	A copy of all notices required to be sent under the Security Documents duly acknowledged by the addressees.

C.	Legal opinions

1.	A legal opinion from White & Case confirming that the execution and delivery of the Third Supplemental Agreement and the transactions contemplated thereby will not result in a default under or a breach of the indentures relating to the FRN Notes, the PIK Notes and the HY Notes dated no earlier than 5 Business Days prior to the Third Supplemental Effective Date.

2.	A legal opinion from Norton Rose LLP, London in relation to the English law aspects of the transaction.

3.	A legal opinion from Norton Rose LLP, Amsterdam in relation to the Dutch law aspects (including in relation to capacity of the relevant Obligors) of the transaction.

4.	A legal opinion from Burai-Kovács and Partners, Budapest in relation to the Hungarian law aspects (including in relation to capacity of the relevant Obligors) of the transaction.

5.	A legal opinion from Dorda Brugger Jordis Rechtsanwaelte GmbH, Vienna in relation to the Austrian law aspects (including in relation to capacity of the relevant Obligors) of the transaction.

6.	A legal opinion from Taboglu & Dermihan, Istanbul in relation to the Turkish law aspects (including in relation to capacity of the relevant Obligors) of the transaction.

7.	A legal opinion from Spigthoff, the Netherlands Antilles in relation to the Netherlands Antilles law aspects (including in relation to capacity of the relevant Obligors) of the transaction.

D.	Other documents and evidence

1.	All notices required to be delivered under the Subordinated Bridge Facility Agreement to effect the repayment and cancellation of the Subordinated Bridge Facility Agreement on the Third Supplemental Effective Date.

2.	Confirmation (from the agent) under the Subordinated Bridge Facility Agreement that Magyar Telecom BV has submitted an unqualified payment instruction for an amount sufficient to discharge the Subordinated Bridge Facility Agreement in full together with confirmation that upon such amounts being received all Encumbrances granted in respect of the Subordinated Bridge Facility Agreement will be released, cancelled or discharged as soon as reasonably practical.

3.	Evidence of payment of the fees referred to in clause 5 (Fees and Expenses) of the Third Supplemental Agreement (or confirmation that such amounts will be deducted from the first Utilisation on or after the Third Supplemental Effective Date).

4.	A copy of the Group Structure Chart in the agreed form certified by an Authorised Officer of the Borrower to be true, complete and accurate as at the Third Supplemental Effective Date.

5.	An Agreed Base Case Model.

6.	A certified copy of each Intergroup Loan Agreement in existence at the date of the Third Supplemental Agreement and to be entered into on the Third Supplemental Effective Date.

7.	Due Diligence Reports (other than the Refinancing Steps Memorandum and the Permitted Reorganisation Steps Memorandum) as follows:

(i)	the Hardiman report dated 8 July 2008 and 15 July 2008;

(ii)	the KPMG vendor financial and tax due diligence report in the form of the draft dated 25 August 2008; and

(iii)	the White & Case legal due diligence report dated 7 August 2008,

and reliance letters in respect of such reports.

8.	Turnover letters from each addressee of a Due Diligence Report or an Invitel Austria Due Diligence Report pursuant to which each addressee agrees to turnover an amount in cash equal to the amount of any Acquisition Proceeds (excluding any Excluded Disposal Proceeds) to the Borrower (on terms permissible by the Finance Documents) to enable the Borrower to make any prepayment required under the Principal Facilities Agreement (as amended and restated in accordance with the terms of the Third Supplemental Agreement).

9.	Copies, certified as true, complete and up-to-date by an Authorised Officer of the Borrower, of each Principal Agreement together with a certification that such documents are in full force and effect as at the Third Supplemental Effective Date.

10.	The agreed form report to be delivered by the auditors in relation to a compliance certificate accompanying the audited consolidated financial statements of the HTCC Group.

11.	Copies, certified to be true copies by an Authorised Officer of the Parent, of:

(i)	the most recently available Quarterly Management Accounts; and

(ii)	the most recently available audited consolidated financial statements in respect of the HTCC Group,

(the “Original Financial Statements”).

12.	The Refinancing Steps Memorandum (capable of being relied upon by the Finance Parties).

13.	The Permitted Reorganisation Steps Memorandum.

14.	A Funds Flow Statement consistent with the flow of funds in the Refinancing Steps Memorandum in a form agreed with the Facility Agent.

15.	A certificate from an Authorised Officer of the Borrower setting out all bank accounts of the Group, certified as true, complete and up-to-date as at the Third Supplemental Effective Date.

16.	Confirmation from an Authorised Officer of the Parent that there are no outstanding Encumbrances or Borrowed Money other than Permitted Encumbrances and Permitted Borrowings and confirming that no member of the Group is in default under any existing financing arrangements which would constitute a cross default under clause 23.1.6 of the Principal Facilities Agreement.

17.	Duly completed Utilisation Requests in respect of Utilisations to be made on the Third Supplemental Effective Date in accordance with the Refinancing Steps Memorandum.

18.	A certificate of the Borrower confirming that Material Subsidiaries will account for not less than 95 per cent. in aggregate of the total assets, total revenues and Twelve Month Consolidated EBITDA of the HTCC Group as at the date of the Third Supplemental Effective Date.

19.	A certificate of the Borrower, with supporting evidence from the Hedge Counterparties, certifying that the mark-to-market loss on the existing cross-currency swap portfolio (save for an amount equal to half of the mark-to-market loss of the Borrower under swap number 1 in Schedule 4 (Swap Portfolio)) is not, and cannot be, greater than €9,000,000.

20.	All such necessary information and other evidence as is reasonably requested of the Borrower by the Lenders in order for the Lenders to carry out and be satisfied with the results of and compliance with all necessary “know your customer” or similar identification procedures and other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

21.	A copy of the SEC Statement certified by an Authorised Officer of the Borrower to be true, complete and accurate.

22.	A copy of the New Equity Loan Agreement duly executed by all the parties thereto.

23.	Evidence that at least €34,000,000 (plus any amounts to be deducted in relation to upfront expenses) is unconditionally available under the New Equity Loan Agreement and has been funded or will be funded on the Third Supplemental Effective Date contemporaneously with the first drawdown under Euro Term Facility A3 and/or HUF Term Facility B2.

24.	A copy of the Subordinated Loan Agreement duly executed by all the parties thereto.

25.	Evidence that all amounts available under the Subordinated Loan Agreement have been funded or will be funded contemporaneously on the Third Supplemental Effective Date with the first drawdown under Euro Term Facility A3 and/or HUF Term Facility B2.

26.	Evidence that the Borrower has paid a guarantee and security fee in an amount of €35,000 to Invitel International A.G.

27.	A copy of the share transfer agreement between the Parent and Invitel International Hungary Kft. in respect of one share in Invitel International A.G.

E.	New Equity Lender

1.	Copies, certified as true, complete and up-to-date by an Authorised Officer of TDCH III ApS (“TDCH”), of the constitutional documents of TDCH.

2.	A copy, certified as a true copy by an Authorised Officer of TDCH, of resolutions of the relevant board, committee and/or bodies of the shareholders of TDCH evidencing approval of the New Equity Loan Agreement and the New Equity Lender Security Agreement (as defined below).

3.	A copy, certified as a true copy by the Authorised Officer of TDCH, of a letter from the agents for service of process under the New Equity Lender Security Agreement accepting their respective appointments and confirming they will act.

4.	A duly executed original of a security agreement granted by TDCH in favour of the Security Trustee over its rights under the New Equity Loan Agreement (the “New Equity Lender Security Agreement”).

5.	A legal opinion from Kromann Reumert in relation to the New Equity Loan Agreement and the New Equity Lender Security Agreement.

Schedule 3

Euroweb Romania

1	An agreement, duly executed by Euroweb Romania, pursuant to which Euroweb Romania agrees to be bound by the terms and conditions of the Principal Facilities Agreement, as amended and restated pursuant to this Third Supplemental Deed.

2	A deed, duly executed by Euroweb Romania, pursuant to which Euroweb Romania agrees to be bound by the terms and conditions of the Intercreditor Deed, as amended and restated pursuant to the Third Intercreditor Deed Supplemental Deed.

3	General security agreement over all the moveable assets of Euroweb Romania.

4	Copies, certified as true, complete and up-to-date copies by an Authorised officer of Euroweb Romania, of the constitutional documents of Euroweb Romania.

5	A certificate of an authorised signatory of Euroweb Romania:

(a)	certifying that each copy document relating to it delivered as a condition precedent is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the documents delivered under 1 to 3 above; and

(b)	confirming that the borrowing or guaranteeing or securing as appropriate, the total commitments in respect of the Facilities would not cause any borrowing, guarantee, security or similar limit, binding on Euroweb Romania, to be exceeded.

6	A copy, certified as a true copy by an Authorised Officer of Euroweb Romania, of the resolution of the shareholders of Euroweb Romania evidencing approval of the documents described at paragraphs 1 to 3 above and authorising its Authorised Officers to execute and deliver the documents described at paragraphs 1-3 above and to give all notices and take all other action required by Euroweb Romania under the Third Supplemental Finance Documents (to the extent it is a Party) and to any of the documents described at paragraphs 1 to 3 above.

7	Specimen signatures, authenticated by an Authorised Officer of Euroweb Romania, of the persons authorised in the resolutions of the shareholders, referred to in paragraph 4 above.

8	A copy, certified as a true copy by an Authorised Officer of Euroweb Romania, of all consents, authorisations, licences and approvals required by Euroweb Romania in connection with the execution, delivery, validity, enforceability and admissibility in evidence of the Third Supplemental Finance Documents (to the extent it is a Party) and described at paragraphs 1 to 3 above the performance by Euroweb Romania of its obligations under the Third Supplemental Finance Documents (to the extent it is a Party) and the documents described at paragraphs 1 to 3 above.

9	An opinion from Norton Rose LLP, London office.

10	An opinion from Radu Taracila Padurari Retevoescu SCA, Bucharest.

11	A copy, certified as a true copy by an Authorised Officer of Euroweb Romania of a letter from the agents for service of process under the Finance Documents accepting their respective appointments and confirming they will act.

Schedule 4

Swap Portfolio

Mercury hedge - Original deals (floating euro swapped to fixed huf)

No	Debt	Notional (EURm)	Counterparty	Start Date	Maturity Date	FX Rate Fixed	Notional (HUFm)	Interest Rate Fixed
1	Invitel senior EUR	80.0	BNP	01 May 2007	30 Jun 2011	261.2	20,896	9.38%
2	Invitel senior HUF	37.0	UCB	01 May 2007	30 Jun 2011	261.2	9,664	10.16%
3	FRN - Invitel I.	41.0	Calyon	01 May 2007	01 Aug 2009	261.2	10,717	10.78%
4	FRN - Invitel II.	41.0	UCB	01 May 2007	01 Aug 2009	261.2	10,717	10.74%
5	FRN - Hungarotel	59.5	BNP	01 May 2007	01 Aug 2009	261.2	15,542	10.72%
6	FRN - Pantel	55.0	BNP	01 May 2007	01 Aug 2009	261.2	14,377	10.72%
7	Invitel EUR HY Bond	142.0	BNP	01 May 2007	15 Aug 2009	261.2	37,090	14.96%

Mercury hedge - Deal closings (fixed huf swapped to floating euro)

No	Debt	Notional (EURm)	Counterparty	Start Date	Maturity Date	FX Rate Fixed	Notional (HUFm)	Interest Rate Fixed	Opposite swap / terminated	Original counterparty
8	FRN - Invitel II.	21.2	BNP	14 Oct 2008	01 Aug 2009	253.0	5,358	10.7400%	Opposite	UnicreditBank	}	10,717
9	FRN - Invitel II.	10.3	BNP	14 Oct 2008	01 Aug 2009	261.2	2,679	10.7400%	Opposite	UnicreditBank
10	FRN - Invitel II.	10.3	BNP	14 Oct 2008	01 Aug 2009	261.2	2,679	10.7400%	Opposite	UnicreditBank
11	FRN - Invitel I.	21.2	BNP	14 Oct 2008	01 Aug 2009	253.0	5,358	10.7800%	Opposite	Calyon	}	10,717
12	FRN - Invitel I.	21.2	BNP	14 Oct 2008	01 Aug 2009	253.0	5,358	10.7800%	Opposite	Calyon
13	FRN - Pantel	27.5	BNP	14 Oct 2008	01 Aug 2009	261.2	7,188	10.7235%	Terminated	BNP Paribas	}	29,918
14	FRN - Hungarotel	29.8	BNP	14 Oct 2008	01 Aug 2009	261.2	7,771	10.7235%	Terminated	BNP Paribas
15	FRN - Pantel + Hungarotel	59.1	BNP	14 Oct 2008	01 Aug 2009	253.0	14,959	10.7400%	Opposite	BNP Paribas
16	Invitel HY Bond	73.3	BNP	14 Oct 2008	15 Aug 2009	253.0	18,545	14.9550%	Opposite	BNP Paribas	}	37,090
17	Invitel HY Bond	71.0	BNP	14 Oct 2008	15 Aug 2009	261.2	18,545	14.9550%	Terminated	BNP Paribas
18	Invitel senior EUR *	34.8	BNP	14 Oct 2008	30 Jun 2011	253.0	8,805	9.38%	Opposite	BNP Paribas

*	- amount represent 50% of the current outstanding under deal #1

Appendix

EXECUTION PAGES

IN WITNESS whereof the parties to this Third Supplemental Agreement have caused this Third Supplemental Agreement to be duly executed the day and year first above written.

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